EXHIBIT 99.1

ADTRAN, INC.

REPORTS RESULTS FOR THE FOURTH QUARTER 2014 AND DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala. – (BUSINESS WIRE) – January 20, 2015 – ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2014. For the quarter, sales were $143,982,000 compared to $159,094,000 for the fourth quarter of 2013. Net income was $9,292,000 compared to $11,840,000 for the fourth quarter of 2013. Earnings per share, assuming dilution, were $0.17 compared to $0.20 for the fourth quarter of 2013. Non-GAAP earnings per share were $0.19 compared to $0.25 for the fourth quarter of 2013. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our Company had a solid performance this quarter with most segments meeting or slightly exceeding our expectations. We continue to see positive trends as we enter 2015 and believe our geographic presence, market share gains and new product introductions position us well for the future.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2014. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 5, 2015. The ex-dividend date is February 3, 2015 and the payment date is February 19, 2015.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 21, 2015 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2013 and on Form 10-Q for the quarter ended September 30, 2014. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Jim Matthews Senior Vice President/CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$73,439	$58,298
Short-term investments	46,919	105,760
Accounts receivable, net	86,158	85,814
Other receivables	35,639	18,249
Inventory	86,710	90,111
Prepaid expenses	5,129	4,325
Deferred tax assets, net	17,095	17,083

Total Current Assets	351,089	379,640

Property, plant and equipment, net	74,828	76,739
Deferred tax assets, net	17,694	9,622
Goodwill	3,492	3,492
Other assets	10,942	11,180
Long-term investments	280,649	309,225

Total Assets	$738,694	$789,898

Liabilities and Stockholders’ Equity
Accounts payable	$56,414	$48,282
Unearned revenue	22,762	22,205
Accrued expenses	11,077	12,776
Accrued wages and benefits	13,855	14,040
Income tax payable, net	14,901	5,002

Total Current Liabilities	119,009	102,305

Non-current unearned revenue	10,948	14,643
Other non-current liabilities	30,924	22,144
Bonds payable	28,800	46,200

Total Liabilities	189,681	185,292

Stockholders’ Equity	549,013	604,606

Total Liabilities and Stockholders’ Equity	$738,694	$789,898

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Sales	$143,982	$159,094	$630,007	$641,744
Cost of sales	75,499	82,230	318,680	332,858

Gross Profit	68,483	76,864	311,327	308,886

Selling, general and administrative expenses	31,793	33,284	131,958	129,366
Research and development expenses	32,711	32,941	132,258	131,055

Operating Income	3,979	10,639	47,111	48,465

Interest and dividend income	1,679	1,991	5,019	7,012
Interest expense	(152)	(588)	(677)	(2,325)
Net realized investment gain	59	1,665	7,278	8,614
Other income (expense), net (1)	2,790	610	1,175	(911)

Income before provision for income taxes	8,355	14,317	59,906	60,855

Provision for income taxes	937	(2,477)	(15,286)	(15,061)

Net Income	$9,292	$11,840	$44,620	$45,794

Weighted average shares outstanding - basic	53,835	57,178	55,120	59,001
Weighted average shares outstanding - diluted (2)	54,085	57,777	55,482	59,424

Earnings per common share - basic	$0.17	$0.21	$0.81	$0.78
Earnings per common share - diluted (2)	$0.17	$0.20	$0.80	$0.77

(1)	Results for the three and twelve months ended December 31, 2014 include a $2.4 million gain related to the settlement of working capital items from an acquisition transaction that closed in 2012.
(2)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net Income	$9,292	$11,840	$44,620	$45,794

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	1,077	1,409	(1,773)	629
Defined benefit plan adjustments	(4,866)	1,061	(4,866)	1,061
Foreign currency translation	(2,007)	(707)	(4,189)	(2,205)

Other Comprehensive Income (Loss), net of tax	(5,796)	1,763	(10,828)	(515)

Comprehensive Income, net of tax	$3,496	$13,603	$33,792	$45,279

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net income	$44,620	$45,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,845	14,628
Amortization of net premium on available-for-sale investments	4,360	5,956
Net realized gain on long-term investments	(7,278)	(8,614)
Net loss on disposal of property, plant and equipment	142	3
Stock-based compensation expense	8,563	9,073
Deferred income taxes	(5,526)	(4,058)
Tax benefit from stock option exercises	81	169
Excess tax benefits from stock-based compensation arrangements	(63)	(158)
Change in operating assets and liabilities:
Accounts receivable, net	(2,769)	(5,541)
Other receivables	(20,439)	(1,549)
Inventory	1,953	10,265
Prepaid expenses and other assets	(3,627)	(11)
Accounts payable	9,973	5,206
Accrued expenses and other liabilities	(166)	(15,146)
Income tax payable, net	11,168	3,747

Net cash provided by operating activities	55,837	59,764

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,256)	(8,173)
Proceeds from disposals of property, plant and equipment	1	—
Proceeds from sales and maturities of available-for-sale investments	230,019	343,567
Purchases of available-for-sale investments	(142,695)	(261,625)

Net cash provided by investing activities	76,069	73,769

Cash flows from financing activities:
Proceeds from stock option exercises	2,839	3,629
Purchases of treasury stock	(80,576)	(124,267)
Dividend payments	(19,947)	(21,412)
Payments on long-term debt	(16,500)	—
Excess tax benefits from stock-based compensation arrangements	63	158

Net cash used in financing activities	(114,121)	(141,892)

Net increase (decrease) in cash and cash equivalents	17,785	(8,359)
Effect of exchange rate changes	(2,644)	(1,800)
Cash and cash equivalents, beginning of period	58,298	68,457

Cash and cash equivalents, end of period	$73,439	$58,298

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$467	$444

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2014 and 2013 for both transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$226	$279	$925	$1,142

NSN BBA acquisition
Amortization of acquired intangible assets	269	301	1,153	1,174
Amortization of other purchase accounting adjustments	222	391	1,117	1,378
Acquisition related professional fees, travel and other expenses	193	16	282	345

Subtotal	684	708	2,552	2,897

Total acquisition related expenses, amortizations and adjustments	910	987	3,477	4,039
Provision for income taxes	(300)	(328)	(1,151)	(1,343)

Total acquisition related expenses, amortizations and adjustments, net of tax	$610	$659	$2,326	$2,696

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2014 and 2013:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue (adjustments to deferred revenue recognized in the period)	$73	$211	$601	$929
Cost of goods sold	67	102	171	196

Subtotal	140	313	772	1,125

Selling, general and administrative expenses	200	24	310	399
Research and development expenses	570	650	2,395	2,515

Subtotal	770	674	2,705	2,914

Total acquisition related expenses, amortizations and adjustments	910	987	3,477	4,039
Provision for income taxes	(300)	(328)	(1,151)	(1,343)

Total acquisition related expenses, amortizations and adjustments, net of tax	$610	$659	$2,326	$2,696

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Stock-based compensation expense included in cost of sales	$120	$131	$479	$465

Selling, general and administrative expense	1,096	1,314	4,185	4,443
Research and development expense	1,051	1,112	3,899	4,165

Stock-based compensation expense included in operating expenses	2,147	2,426	8,084	8,608

Total stock-based compensation expense	2,267	2,557	8,563	9,073
Tax benefit for expense associated with non-qualified options	(279)	(374)	(1,157)	(1,298)

Total stock-based compensation expense, net of tax	$1,988	$2,183	$7,406	$7,775

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP earnings per common share – diluted	$0.17	$0.20	$0.80	$0.77

Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.04	0.05
Settlement of acquisition related working capital items	(0.03)	—	(0.03)	—
Stock-based compensation expense	0.04	0.04	0.13	0.13

Non-GAAP earnings per common share – diluted	$0.19	$0.25	$0.94	$0.95